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                                                                     Exhibit 5.1

                                 ______, 1998



Pinnacle Holdings Inc.
1549 Ringling Boulevard, 3rd Floor
Sarasota, Florida 34236


        Re:  Registration Statement on Form S-11
             (File No. 333-    )

Gentlemen:

  We refer to the Registration Statement on Form S-11 (File No. 333-     ) (the
"Registration Statement"), filed by Pinnacle Holdings Inc. (the "Company"), with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 (the "Securities Act"), an aggregate of 11,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company being offered to the public pursuant to an underwriting agreement (the "Underwriting Agreement"), between the Company, certain stockholders of the Company, and Morgan Stanley & Co. Incorporated, Smith Barney Inc., Goldman, Sachs & Co., NationsBanc Montgomery Securities LLC and Raymond James & Associates, Inc. as the U.S. Underwriters.

  In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction, of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

  Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Common Stock will be, when and if sold in accordance with the Underwriting Agreement, duly authorized, legally issued and fully paid and non-assessable.

  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" contained in the prospectus filed as part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,


                                    HOLLAND & KNIGHT LLP